Exhibit 5.3

December 14, 2015

Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado 80021-2510

Re:	Ball Corporation
$1,000,000,000 4.375% Notes due 2020
€400,000,000 3.500% Notes due 2020
€700,000,000 4.375% Notes due 2023

Ladies and Gentlemen:

We have acted as special counsel to Ball Corporation, an Indiana corporation (the “Company”), in connection with the public offering of $1,000,000,000 in aggregate principal amount of 4.375% Senior Notes due 2020, €400,000,000 million in aggregate principal amount of 3.500% Senior Notes due 2020 and €700,000,000 million in aggregate principal amount of 4.375% Senior Notes due 2023 (collectively, the “Notes”) to be issued under the Indenture, dated November 27, 2015 (the “Base Indenture”), by and between the Company and Deutsche Trustee Company Limited, as trustee (the “Trustee”), as supplemented by (i) the First Supplemental Indenture, dated as of December 14, 2015, among the Company, the Guarantors and the Trustee (the “First Supplemental Indenture”), (ii) the Second Supplemental Indenture, dated as of December 14, 2015, among the Company, the Guarantors and the Trustee (the “Second Supplemental Indenture”) and (iii) the Third Supplemental Indenture, dated as of December 14, 2015, among the Company, the Guarantors and the Trustee (the “Third Supplemental Indenture” and together with the Base Indenture, First Supplemental Indenture and Second Supplemental

Indenture, the “Indenture”). The Indenture provides that the Notes are to be guaranteed (collectively, the “Guarantees”) by the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) (such Guarantees, together with the Notes, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the registration statement on Form S-3 (File No. 333-208235) of the Company relating to the Securities and other securities of the Company filed on November 27, 2015 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the prospectus, dated November 27, 2015 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)                                  the prospectus supplement, dated December 2, 2015 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)                                 the pricing term sheet, dated December 2, 2015, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 433(d)(5)(ii) of the Rules and Regulations;

(e)                                  an executed copy of the Underwriting Agreement, dated December 2, 2015 (the “Underwriting Agreement”), between the Company and Goldman, Sachs & Co., as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Guarantors to the Underwriters of the Securities;

(f)                                   an executed copy of the Base Indenture, including Article 10 thereof, containing the Guarantees;

(g)                                  an executed copy of the First Supplemental Indenture;

(h)                                 an executed copy of the Second Supplemental Indenture;

(i)                                     an executed copy of the Third Supplemental Indenture;

(j)                                    the global certificate evidencing the Notes (the “Note Certificates”) in the form delivered by the Company to the Trustee for authentication and delivery;

(k)                                 an executed copy of a certificate for each Opinion Party (as defined below) of the Secretary or Assistant Secretary of each Opinion Party, dated the date hereof (collectively, the “Secretary’s Certificates”);

(l)                                     a copy of the certificate of incorporation of each of the Opinion Parties that are corporations, as certified by the Secretary of State of the State of Delaware and as certified pursuant to the applicable Secretary’s Certificate;

(m)                             a copy of the bylaws of each of the Opinion Parties that are corporations, as certified pursuant to the applicable Secretary’s Certificate;

(n)                                 a copy of the certificate of formation of each of the Opinion Parties that are limited liability companies, as certified by the Secretary of State of the State of Delaware and as certified pursuant to the applicable Secretary’s Certificate;

(o)                                 a copy of the limited liability company agreement or operating agreement of each of the Opinion Parties that are limited liability companies (each, an “LLC Agreement”), as certified pursuant to the applicable Secretary’s Certificate; and

(p)                                 a copy of certain resolutions adopted by the board of directors or other governing body, as applicable, of each Opinion Party relating to the Securities and related matters, as certified pursuant to the applicable Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the Delaware Limited Liability Company Act (the “DLLCA”) and (iv) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any law (other than Opined on Law) on the opinions stated herein. Charles E. Baker, Vice President, General Counsel and Corporate Secretary of the Company, and Todd A. Mikesell, Associate General Counsel of the Company,

may rely on this opinion in rendering their respective opinions each to be dated the date hereof and filed as Exhibits 5.1 and 5.2, respectively, to the Registration Statement.

As used herein, (i) “Opinion Parties” means each of the Guarantors listed on Schedule II hereto and “Non-Opinion Party” means the Company and each of the Guarantors listed on Schedule III hereto and (ii) “Transaction Agreements” means the Indenture and the Securities.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

(1)                                 Assuming the Note Certificates have been duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

(2)                                 The Guarantees of each Opinion Party have been duly authorized by all requisite corporate or limited liability company, as applicable, action on the part of such Opinion Party under the DGCL or the DLLCA, as applicable, and, when the Note Certificates are issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, each Guarantee will constitute the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(1)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(2)                                 we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(3)                                 except to the extent expressly stated in the opinions contained herein with respect to the Company and the Guarantors, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(4)                                 we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(5)                                 we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(6)                                 we have assumed that the Note Certificates will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee;

(7)                                 we do not express any opinion with respect to the enforceability of Section 10.01 of the Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(8)                                 we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.02 of the Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture or any right of contribution of any party with respect to the obligations under the Indenture;

(9)                                 to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality; and

(10)                          we have assumed that each LLC Agreement is the only agreement of the members of the applicable Opinion Party as to the affairs of such Opinion Party and the conduct of its business, and we do not express any opinion with respect to the effect of any other agreement of the members of such Opinion Party as to the affairs of such Opinion Party and the conduct of its business.

In addition, in rendering the foregoing opinions we have assumed that:

(a)                                 each Non-Opinion Party (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Non-Opinion Party is a party;

(b)                                 each Non-Opinion Party has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Non-Opinion Party is a party;

(c)                                  each of the Transaction Agreements to which each Non-Opinion Party is a party has been duly authorized, executed and delivered by all requisite corporate or limited liability company, as applicable, action on the part of such Non-Opinion Party;

(d)                                 neither the execution and delivery by the Company and each Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the transactions contemplated thereby, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement, as applicable, of the Company or any Guarantor, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any Guarantor or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)                                  neither the execution and delivery by the Company or any Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the transactions contemplated thereby, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Ball Advanced Aluminum Technologies Corp.
Ball Aerosol and Specialty Container Holding Corporation
Ball Aerosol and Specialty Container Inc.
Ball Aerospace & Technologies Corp.
Ball Asia Services Limited
Ball Container LLC
Ball Corporation
Ball Delaware Holdings, LLC
Ball Glass Containers, Inc.
Ball Global Business Services Corp.
Ball Holdings Corp.
Ball Holdings LLC
Ball Metal Beverage Container Corp.
Ball Metal Container Corporation
Ball Metal Food Container, LLC
Ball Metal Food Container (Oakdale), LLC
Ball Packaging, LLC
Ball Pan-European Holdings, Inc.
Ball Technologies Holdings Corp.
Latas de Aluminio Ball, Inc.
USC May Verpackungen Holding Inc.

Schedule II

Ball Advanced Aluminum Technologies Corp., a Delaware corporation
Ball Aerosol and Specialty Container Holding Corporation, a Delaware corporation
Ball Aerosol and Specialty Container Inc., a Delaware corporation
Ball Aerospace & Technologies Corp., a Delaware corporation
Ball Asia Services Limited, a Delaware corporation
Ball Container LLC, a Delaware limited liability company
Ball Delaware Holdings, LLC, a Delaware limited liability company
Ball Glass Containers, Inc., a Delaware corporation
Ball Global Business Services Corp., a Delaware corporation
Ball Holdings Corp., a Delaware corporation
Ball Holdings LLC, a Delaware limited liability company
Ball Metal Food Container, LLC, a Delaware limited liability company
Ball Metal Food Container (Oakdale), LLC, a Delaware limited liability company
Ball Pan-European Holdings, Inc., a Delaware corporation
Latas de Aluminio Ball, Inc., a Delaware corporation
USC May Verpackungen Holding Inc., a Delaware corporation

Schedule III

Ball Corporation, a Nevada corporation
Ball Metal Beverage Container Corp., a Colorado corporation
Ball Metal Container Corporation, an Indiana corporation
Ball Packaging, LLC, a Colorado limited liability company
Ball Technologies Holdings Corp., a Colorado corporation